Exhibit 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


November 12, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Buyonate, Inc. (the "Company") and has not completed any review or audit work for the company. Effective November 12, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated November 12, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of GBH CPAs, PC as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,


/s/ Seale and Beers, CPAs
---------------------------------
Seale and Beers, CPAs
Las Vegas, NV


CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax



             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
                6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                       (702) 253-7492 Fax: (702) 253-7501